Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statementb on Form S‑8 (No. 333-202442) and Registration Statements on Form S-3 (Nos. 333-169826 and 333-182428) of The Andersons, Inc. of our report dated February 19, 2016 relating to the consolidated financial statements of Lux JV Treasury Holding Company, S.à r.l. which appears in this Form 10‑K of The Andersons, Inc.

/s/ PricewaterhouseCoopers LLP
London, Ontario, Canada
February 29, 2016